Secretary of State	Wyoming Secretary of State 2020 Carey Avenue Suite 700 Cheyenne, WY 82002-0020 Ph. 307-777-7311	FOR OFFICE USE ONLY Ed Murray, WY Secretary of State FILED: Apr 27 2017 2:40PM Original ID: 2017-000751651

Profit Corporation

Articles of Incorporation

I.	The name of the corporation is:

Henderson Investors Corp.

II.	The name and physical address of the registered agent of the corporation is:

ISL, Inc.

1107 W 6th Ave Ste B PO Box 1453

Cheyenne, WY 82001

III.	The mailing address of the corporation is:

PO Box 3143

Liverpool

Liverpool, NY 13089

IV.	The principal office address of the corporation is:

7325 Oswego Rd.

Liverpool, New York 13090

V.	The number, par value, and class of shares the corporation will have the authority to issue are:
Number of Common Shares:	100,000,000	Common Par Value:	$0.0100
Number of Preferred Shares:	10,000,000	Preferred Par Value:	$0.0100

VI.	The name and address of each incorporator is as follows: Joseph C Passalaqua

106 Glenwood Dr. S., Liverpool, NY 13090

 Signature:      /s/ Joseph C Passalaqua  Date: 04/27/2017

Print Name:	Joseph C Passalaqua
Title:	Dir., Pres., Sec., Treas.
Email:	sollishm@yahoo.com
Daytime Phone #:	(315) 451-7515

Secretary of State	Wyoming Secretary of State 2020 Carey Avenue Suite 700 Cheyenne, WY 82002-0020 Ph. 307-777-7311

☑	I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge.
☑	I am filing in accordance with the provisions of the Wyoming Business Corporation Act, (W.S. 17-16-101 through 1716-1804) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-1 1 1).
☑	I understand that the information submitted electronically by me will be used to generate Articles of Incorporation that will be filed with the Wyoming Secretary of State.
☑	I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing.
☑	I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401.
☑	I affirm, under penalty of perjury, that I have received actual, express permission from each of the following incorporators to add them to this business filing: Joseph C Passalaqua

Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6-5-308.

W.S. 6-5-308. Penalty for filing false document.
(a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly:
(i) Falsifies, conceals or covers up by any trick, scheme or device a material fact;
(ii) Makes any materially false, fictitious or fraudulent statement or representation; or
(iii) Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry.

☑	I acknowledge having read W.S. 6-5-308.

Filer is:      ☑ An Individual           ☐ An Organization

Filer Information:

By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Incorporation.

 Signature:      /s/ Joseph C Passalaqua  Date: 04/27/2017

Print Name:	Joseph C Passalaqua
Title:	Dir., Pres., Sec., Treas.
Email:	sollishm@yahoo.com
Daytime Phone #:	(315) 451-7515

Secretary of State	Wyoming Secretary of State 2020 Carey Avenue Suite 700 Cheyenne, WY 82002-0020 Ph. 307-777-7311

Consent to Appointment by Registered Agent

ISL, Inc., whose registered office is located at 1107 W 6th Ave Ste B, PO Box 1453, Cheyenne, WY 82001 , voluntarily consented to serve as the registered agent for Henderson Investors Corp. and has certified they are in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-1 1 1 .

I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity.

 Signature:      /s/ Joseph C Passalaqua  Date: 04/27/2017

Print Name:	Joseph C Passalaqua
Title:	Dir., Pres., Sec., Treas.
Email:	sollishm@yahoo.com
Daytime Phone #:	(315) 451-7515

Secretary of State	Wyoming Secretary of State 2020 Carey Avenue Suite 700 Cheyenne, WY 82002-0020 Ph. 307-777-7311

STATE OF WYOMING

Office of the Secretary of State

l, ED MURRAY, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

Henderson Investors Corp.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 27th day of April, 2017 at 2:40 PM.

Remainder intentionally left blank.

Filed Date: 04/27/2017	Filed Online By: Joseph C Passalaqua on 04/27/2017

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